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                                                                     EXHIBIT 21

                           GENERAL MILLS, INC. SUBSIDIARIES

                                                                     Percentage
                                                  Country or          of Voting
                                                  State in Which     Securities
                                                  Each Subsidiary       Owned
                                                  Was Organized        (Note 1)
                                                  -------------      -----------

COLOMBO DAIRY FOODS LTD.                         Ontario                100
COLOMBO, INC.                                    Delaware               100
COLOMBO YOGURT SHOP, QUINCY MARKET, INC.         Delaware               100
C.P.A. CEREAL PARTNERS HANDELSGESELLSCHAFT
   m.b.H. (Note 10)                              Austria                 50
C.P.D. CEREAL PARTNERS DEUTSCHLAND
   VERWALTUNGSGESSELSCHAFT m.b.H (Note 2)        Germany                 50
CPW MEXICO S.A. de C.V.                          Mexico                  50
CPW S.A. (Note 13)                               Switzerland             50
CPW-CI LIMITED                                   Cayman Islands          50
FYL CORP.                                        California             100
GENERAL MILLS CONTINENTAL, INC. (Note 11)        Delaware               100
   CEREAL PARTNERS L.L.C.                        Delaware                50
GENERAL MILLS DIRECT MARKETING, INC.             Delaware               100
GENERAL MILLS EUROPE LIMITED                     England                100
   C.P. HELLAS EEIG                              Greece                  50
GENERAL MILLS FINANCE, INC.                      Delaware               100
GENERAL MILLS FRANCE S.A.                        France                 100
   GMSNACKS, SCA (Note 3)                        France               43.29
    Snack Ventures Europe, SCA (Note 4)          Belgium              40.49
      Biscuiterie Nantaise-BN, S.A.              France                 100
      S.A. de Bebidas Carbonicas (SABECA)        Spain                  100
        Matutano, S.A.                           Portugal               100
      Smiths Food Group B.V.                     The Netherlands        100
      SVE Italia S.r.L.                          Italy                  100
      Tasty Foods S.A.                           Greece                 100
GENERAL MILLS HOLDING B.V. (Note 5)              The Netherlands        100
   CEREAL PARTNERS FRANCE B.V. (Note 6)          The Netherlands        100
   GENERAL MILLS ESPANA B.V. (Note 7)            The Netherlands        100
   GENERAL MILLS HOLLAND B.V.                    The Netherlands        100
GENERAL MILLS MAARSSEN B.V.                      The Netherlands        100
GENERAL MILLS OPERATIONS, INC. (Note 14)         Delaware               100


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GENERAL MILLS PRODUCTS CORP.                     Delaware               100
   GENERAL MILLS INTERNATIONAL LIMITED (Note 11) Delaware               100
     Bimaler S.A.                                Uruguay                100
     Cereal Partners L.L.C.                      Delaware                50
     SVE (Hungary) Trading and Manufacturing
       Limited                                   Hungary                100
   INMOBILIARIA SELENE, S.A. DE C.V.             Mexico                 100
   TORONTO MACARONI & IMPORTED FOODS LIMITED     Ontario                100
     General Mills Canada, Inc. (Note 8)         Canada                 100
GENERAL MILLS SALES, INC.                        Delaware               100
   INTERNATIONAL DESSERT PARTNERS L.L.C.         Delaware                50
GOLD MEDAL INSURANCE CO. (Note 9)                Minnesota              100
GRANDES MOLINOS DE VENEZUELA, S.A                Venezuela            12.61
MILLS MEDIA, INC.                                Minnesota              100
NESTLE ASEAN PHILIPPINES, INC. (Note 12)         The Philippines         30
POPCORN DISTRIBUTORS, INC.                       Delaware               100
TORUN-PACIFIC SP. Z O.O.                         Poland                  50
YOPLAIT USA, INC.                                Delaware               100


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NOTES TO LIST OF SUBSIDIARIES:

1. Except where noted, the percentage of ownership refers to the total ownership by the indicated parent corporation.

2. General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Germany.

3. General Mills Holland B.V. owns a 29.34% interest in GMSNACKS, SCA, General Mills Holding B.V. owns a 26.25% interest in GMSNACKS, SCA, and General Mills Products Corp. owns a 1.12% interest in GMSNACKS, SCA.

4.  General Mills Holding B.V. owns a .01% interest in Snack Ventures Europe,
    SCA.

5. General Mills Holding B.V. and General Mills, Inc. together own a 100% interest in a Belgian partnership, General Mills Belgium, SNC, which also has a 50% interest in a partnership organized under the laws of Portugal.

6. Cereal Partners France B.V., General Mills, Inc. and General Mills France S.A. own a 100% interest in a French partnership, GMEAF SNC, which owns a 50% interest in a partnership organized under the laws of France.

7. General Mills Espana B.V. owns a 50% interest in a partnership organized under the laws of Spain.

8. General Mills Canada, Inc. and General Mills Products Corp. together own a 100% interest in a Canadian partnership, General Mills North America Affiliates, which owns a 50% interest in a partnership organized under the laws of the United Kingdom.

9. Eighty-one percent of the voting securities are owned by General Mills, Inc. and 19% of the voting securities are owned by General Mills Canada, Inc.

10. General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Austria.

11. General Mills Continental, Inc. and General Mills International Limited together own a 100% interest in a Chilean partnership, General Mills Continental, Inc. y Compania, which owns a 50% interest in Cereales C.P.W. Chile Limitada, a corporation organized under the laws of Chile; as well as a 100% interest in a Mexican variable capital general partnership known as General Mills International y Compania S. en N.C. de C.V.

12. The 30% ownership interest of General Mills, inc. is held in trust by Nestle, S.A.

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13. General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Switzerland.

14. General Mills Operations, Inc. also owns a 50% ownership interest in a partnership organized under the laws of the state of Montana.